Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

LCC Contact:
Peter Deliso
Senior Vice President, Corporate Development
pdeliso@lcc.com
+1.703.873.2910

LCC INTERNATIONAL APPOINTS CHIEF MARKETING OFFICER

Kenneth Young to Spearhead Company’s Brand Evolution

MCLEAN, VIRGINIA, May 10, 2006 — LCC International, Inc., (NASDAQ: LCCI) a global leader in wireless voice and data turn-key technical consulting services, today announced the appointment of Kenneth M. Young as senior vice president and chief marketing officer.

As part of the executive team, Mr. Young will lead all aspects of the company’s global marketing, branding, product and communications activities including the initiative to position LCC as a high-end technical consultancy solving the toughest wireless network quality problems via a robust integrated services offering. In this newly established role, Mr. Young will work with LCC’s customers, engineering teams, and sales teams to identify opportunities that leverage the company’s recently announced asset and hosted services strategy, as well as identify new markets and sources of revenues.

“Kenny is a seasoned marketing strategist that compliments LCC’s strong technical leadership,” commented Dean Douglas, president and CEO. “We expect that Kenny’s extensive experience in creating world class marketing programs will drive additional growth for LCC while helping us fine tune our product portfolio and reaching new customers with our innovative “tools based” solutions. We now will have a dedicated resource and the intellectual capital focused on enhancing the LCC brand and supporting a comprehensive service offering aimed at winning and retaining customers. As an industry veteran with a global perspective, Kenny is well versed in the challenges wireless carriers are facing today and has extensive experience in bringing new and innovative products and services to market.”

“I am excited to join LCC at this critical juncture in their evolution and share in the new and emerging vision,” Young commented.  “LCC’s unique approach to solving complex network problems is industry defining and will reshape the future of wireless network quality of service. I believe that the company is well positioned for high revenue growth and I look forward to helping LCC deliver best-in-class services, worldwide.”

Mr. Young brings over 18 years of experience in telecommunications to LCC. He joins the company from TruePosition/Liberty Media where he was senior vice president of marketing and chief marketing officer. Most recently he focused on the creation of a consumer wireless application company where he oversaw all aspects of the company including market research, product development, brand development, marketing, advertising, sales/distribution, launch strategy and carrier negotiations. Previously, Mr. Young held a number of senior sales, marketing, business development and product management positions with Cingular Wireless and its predecessor companies Southwestern Bell (a subsidiary of SBC Communications) and SBC Wireless.

About LCC

LCC International, Inc. is a global leader in voice and data design, deployment and management solutions to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected release of product and service offerings. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the development, commercialization or market acceptance of new offerings and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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